Third Quarter 2024 Webcast Presentation October 31, 2024 NYSE: WCC

2 All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical issues, including the impact of the evolving conflicts in the Middle East and Russia/Ukraine; the impact of sanctions imposed on, or other actions taken by the U.S. or other countries against, Russia or China; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative (“SG&A”) expenses, adjusted income from operations, adjusted operating margin, adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to Wesco International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related and integration costs, and the related income tax effect of such items, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. Forward-Looking Statements

3 Third Quarter Summary and Outlook Solid quarterly results within the outlook range; full year outlook ranges maintained See appendix for non-GAAP reconciliations Sales and profitability within the outlook range; continue to operate in a mixed and multi-speed economy ― Reported sales flat sequentially and at the high-end of the outlook range for flat-to-down LSD ― Strong and accelerating growth in data centers, offset by a continued slowdown of purchases by utility and broadband customers ― Adjusted EBITDA margin flat sequentially Strong Q3 free cash flow of $280 million; YTD free cash flow of $777 million, 154% of adjusted net income ― On track to deliver full year free cash flow of $800 million to $1 billion ― Reduced net debt by ~$190 million in Q3, down ~$475 million from end of 2023 ― Repurchased $25 million of shares in the quarter Expect a continuation of the mixed economic environment in Q4 ― Expecting continued data center acceleration and slow purchases by utility customers ― If current run-rates of sales and margin continue, we would expect to be within the lower half of the full-year outlook range for sales and adjusted EBITDA margin

Third Quarter YOY Results

Solid quarter against continued mixed and multi-speed economy

Net Sales[1]


$ millions
$5,644
$5,489
Q3 2023 Sales
Price
Volume
M&A, Fx, and Workdays
Q3 2024 Sales

- Organic sales down 1%, reported sales down 3%
- Divestiture of Integrated Supply and differences in foreign exchange rates partially offset by higher number of workdays
- Estimated growth from price of ~2%

Adjusted EBITDA


$457
8.1% of sales
$398
7.3% of sales
Q3 2023 Adjusted EBITDA
Reported Sales
Gross Margin %
SG&A $ 2
Q3 2024 Adjusted EBITDA

- Gross margin 22.1%, up 50 bps YOY primarily due to Integrated Supply divestiture
- EES and UBS gross margins up YOY; partially offset by lower CSS gross margin due to business mix
- SG&A up 6% YOY primarily due to people-related investments and facilities costs wesco

[1] Sales growth attribution based on company estimates
[2] SG&A excludes the impact of stock-based compensation and cloud computing amortization
See appendix for non-GAAP definitions and reconciliations

4

5 $5,480 $5,489 Q2 2024 Sales Price Volume M&A, Fx, and Workday Difference Q3 2024 Sales Third Quarter Sequential Results Sales and adjusted EBITDA margin in line with second quarter and outlook • Organic and reported sales flat − EES organic and reported sales down 1% − CSS organic and reported sales up 5% − UBS organic and reported sales down 4% • Gross margin 22.1%, up 20 basis points sequentially due to favorable mix and a one-time SVR adjustment • SG&A up sequentially primarily due to people-related investments and higher transportation expenses6.4% of sales Adjusted EBITDA Net Sales1 $ millions 1 Sales growth attribution based on company estimates 2 SG&A excludes the impact of stock-based compensation and cloud computing amortization See appendix for non-GAAP definitions and reconciliations $400 $400 $398 Q2 2024 Adjusted EBITDA Reported Sales Gross Margin % SG&A $ Q3 2024 Adjusted EBITDA 7.3% of sales 2 7.3% of sales

ABB Belden CommScope Corning Eaton Hubbell Legrand Prysmian Rockwell Schneider • Includes Wesco’s top 10 publicly traded suppliers • Making up ~25% of total Wesco COGs • No one supplier accounted for more than 5% of Wesco’s purchases in 2023 6 (10%) 0% 10% 20% 30% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Wesco YOY Organic Growth Baird YOY Electrical Growth Baird YOY Datacom Growth (10)% 0% 10% 20% 30% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Wesco YOY Organic Growth Suppliers YOY Weighted Average Growth Wesco Has Outgrown Suppliers and Peers Over Multi-Year Period Results from Baird’s Distribution Survey for electrical and datacom distributors Baird Distribution SurveyWesco’s Top 10 Public Suppliers Growth versus Wesco’s Top 10 Publicly-Traded Suppliers Growth versus Distribution Peers 1 Weighted based on the proportion of Wesco’s purchases that each supplier represents 1 CSS up 8% Baird Datacom up 7%

Secular trends of electrification, automation, green energy and supply chain relocation drive future growth Third Quarter Drivers • Organic sales down 3%, reported sales down 2% YOY – Construction flat as growth in Canada offset by continued weakness in solar and project timing in U.S. – Industrial down LSD as growth in Canada offset by weaker U.S. market activity – OEM up LSD • Backlog up 2% sequentially and down 1% versus prior year with continued strong bid and quote activity • Adjusted EBITDA margin flat YOY as higher gross margin offset by higher SG&A Electrical & Electronic Solutions (EES) Adjusted EBITDA margin flat with prior year on lower sales 7 $ millions Q3 2024 Q3 2023 YOY Sales 2,151 $2,191 (3)%1 Adjusted EBITDA $186 $192 (3)% % of sales 8.7% 8.7% flat 1 Sales growth shown on an organic basis See appendix for non-GAAP reconciliations

Communications & Security Solutions (CSS) Strong and accelerating data center growth 8 Q3 2024 Q3 2023 YOY Sales $1,955 $1,778 8%1 Adjusted EBITDA $175 $176 flat % of sales 9.0% 9.9% (90) bps Third Quarter Drivers • Organic sales up 8%, reported sales up 10% YOY – Wesco Data Center Solutions (WDCS) up more than 40% driven by growth in hyperscale, multi-tenant data center and enterprise – Enterprise Network Infrastructure (ENI) down MSD with strength in service providers offset by weaker wireless demand – Security up LSD with strong growth in APAC and CALA • Backlog up 8% sequentially and up 15% YOY reflecting increased order momentum • Decline in adjusted EBITDA margin versus prior year driven by lower gross margin due to project mix • EBITDA margins up 90 basis points sequentially Size and scale of customers drive future operating leverage and support addition of higher margin products and services See appendix for non-GAAP reconciliations $ millions 1 Sales growth shown on an organic basis

Third Quarter Drivers • Organic sales down 7%, reported sales down 18% YOY due to the Integrated Supply divestiture – Utility sales down MSD due to continued customer purchasing delays – Significant storm restoration support on behalf of our customers but limited net impact to overall sales volume in Q3 – Broadband sales down MSD due to continued but stabilizing demand weakness in the U.S. which was partially offset by strong growth in Canada • Backlog down 7% sequentially and down 14% YOY • Adjusted EBITDA margin down YOY due to lower sales Utility & Broadband Solutions (UBS) Utility and broadband softness continued in Q3 9 Q3 2024 Q3 2023 YOY Sales $1,383 $1,676 (7)%1 Adjusted EBITDA $157 $196 (20)% % of sales 11.3% 11.7% (40) bps Long-term capex budgets, as well as electrification and large-scale data center projects drives confidence in secular growth See appendix for non-GAAP reconciliations $ millions 1 Sales growth shown on an organic basis

Highlighting Recent Large Wins

EES

Customer
Global EPC and Construction Services Provider

$50M+

Summary
Awarded a ~$50 million contract to support the construction of a major hospital project in Canada. Project won by leveraging existing relationships and Wesco's successful project management history with the customer.


OUTPATIENT
SURGERY

CSS

Customer
Global Technology Company

$200M+

Summary
Awarded a four-year contract worth over $200 million to provide high-speed fiber, cable management, racks and accessories, and multiple project deployment services to support a data center construction project in South America.



UBS

Customer
Investor-Owned Utility

$2B+

Summary
Awarded a five-year contract extension worth over $2 billion with a North American utility customer to provide supply chain services for grid modernization and hardening, operational support, and emergency response.



wesco

10

11 Adjusted Net Income D&A and Other Accounts Receivable Inventory Accounts Payable Capex Free Cash Flow $(91)$(32) $836 $658 $155 $(99) $245 127% of Adjusted Net Income Free Cash Flow 127% free cash flow conversion on a trailing 12-month basis (through 9/30/24) Trailing Twelve Months $ millions ~$280 million free cash flow generated in Q3 (145% of adjusted net income), ~$777 million year-to-date See appendix for non-GAAP reconciliations

12 VALUE ACCRETIVE M&A and OPTIONALITY ~75% Continue to buy back stock while maintaining a modest dividend RETURN CASH ~25% Leveraging strong cash generation to drive operational performance, portfolio transformation and returns to shareholders Capital allocation framework Investment in capex and opex to drive organic growth ORGANIC INVESTMENT Acquisitions, return of cash to shareholders and debt paydown ~$3 billion Over next three years FREE CASH FLOW Operating Cash Flow Top priority is M&A, followed by additional share repurchase and debt paydown

13 Fourth Quarter Outlook Sales momentum stabilized in Q3 Preliminary month-to-date October sales per workday are up MSD (10)% 20% Jan 23 Feb 23 Mar 23 Apr 23 May 23 Jun 23 Jul 23 Aug 23 Sep 23 Oct 23 Nov 23 Dec 23 Jan 24 Feb 24 Mar 24 Apr 24 May 24 Jun 24 Jul 24 Aug 24 Sep 24 YOY Organic Sales Trends 0% Q1-23 +11% Q4 Outlook Reported Sales Flat-to-down LSD sequentially EBITDA % ~In-line/slightly lower sequentially Q2-23 +3% Q3-23 +3% Q4-23 (3)% Q1-24 (3)% 1 Preliminary October sales per workday are not adjusted for differences in foreign exchange rates and exclude the impact of the Integrated Supply divestiture. Note, October 2024 has one more workday than October 2023. Q2-24 (1)% Q3-24 (1)%

14 2024 Strategic Business Unit Sales Growth Drivers OEM Industrial Construction Data Center Security Enterprise Network Infrastructure Broadband Utility 2024 Outlook (October ’24) % of Wesco 2023 Sales1 1 Excludes Integrated Supply business which was divested as of April 1, 2024 2 Bars indicate the percentage of SBU sales SBU Sales Breakdown 2 2024 Outlook (August ’24) 2024 Outlook (October ’24) 2024 Outlook (August ’24) Electrical & Electronic Solutions 40% Flat-to-down slightly Flat-to-up LSD 33% Up LSD-to-MSD Communications & Security Solutions Up LSD-to-MSD 27% Down MSD1 Utility & Broadband Solutions Down LSD-to-MSD1 Data Center expected to be up more than 20%

2024 Outlook Ranges Maintained

Currently tracking toward the lower half of the range for sales and adjusted EBITDA margin

		2024 Outlook August	2024 Outlook October
Sales	**Organic sales**	(1.5)% to 0.5%	(1.5)% to 0.5%
	Plus: impact of two additional workdays in 2024	1%	1%
	Integrated Supply Divestiture Impact[1]	~(3)%	~(3)%
	Reported sales growth	**(3.5)% to (1.5)%**	**(3.5)% to (1.5)%**
	Reported sales	**$21.6 – $22.0 billion**	**$21.6 – $22.0 billion**
Adjusted EBITDA	**Adjusted EBITDA margin**	**7.0% - 7.3%**	**7.0% - 7.3%**
Adjusted EPS	**Adjusted diluted EPS**	**$12.00 - $13.00**	**$12.00 - $13.00**
Cash	**Free cash flow**	**~$800M - $1B**	**~$800M - $1B**

Carry over pricing expected to contribute ~1% to 2024 growth.

2024 Underlying Assumptions	**FY 2024** August	**FY 2024** October
Depreciation and Amortization	~$170–190 million	~$180–190 million
Cloud Computing Amortization Expense Adjustment	~$20 million[2]	~$15 million[2]
Interest Expense	~$360–390 million	~$360–370 million
Other Expense, net	~$25 million	~$20 million
Capital Expenditures	~$100 million	~$100 million
Share Count	~50.5 million	~50.5 million
Effective Tax Rate	~26.5% (27.2% Q3-Q4)	~25.5% (~26.5% Q4)

[1] Integrated Supply business divested as of April 1, 2024
[2] Cloud computing amortization recognized as SG&A expense in accordance with GAAP
See appendix for non-GAAP definitions and reconciliations

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15

16 Third Quarter Summary and Outlook Solid quarterly results within the outlook range; full year outlook ranges maintained See appendix for non-GAAP reconciliations Sales and profitability within the outlook range; continue to operate in a mixed and multi-speed economy ― Reported sales flat sequentially and at the high-end of the outlook range for flat-to-down LSD ― Strong and accelerating growth in data centers, offset by a continued slowdown of purchases by utility and broadband customers ― Adjusted EBITDA margin flat sequentially Strong Q3 free cash flow of $280 million; YTD free cash flow of $777 million, 154% of adjusted net income ― On track to deliver full year free cash flow of $800 million to $1 billion ― Reduced net debt by ~$190 million in Q3, down ~$475 million from end of 2023 ― Repurchased $25 million of shares in the quarter Expect a continuation of the mixed economic environment in Q4 ― Expecting continued data center acceleration and slow purchases by utility customers ― If current run-rates of sales and margin continue, we would expect to be within the lower half of the full-year outlook range for sales and adjusted EBITDA margin

APPENDIX

18 Glossary 1H: First half of fiscal year MTDC: Multi-tenant data center 2H: Second half of fiscal year PF: Pro Forma A/V: Audio/visual PY: Prior Year B2B: Business-to-Business OEM: Original equipment manufacturer COGS: Cost of goods sold OPEX: Operating expenses CIG: Commercial, Institutional and Government ROW: Rest of world CSS: Communications & Security Solutions (strategic business unit) RTW: Return to Workplace EES: Electrical & Electronic Solutions (strategic business unit) SBU: Strategic Business Unit ETR: Effective tax rate Seq: Sequential FCF: Free Cash Flow SVR: Supplier Volume Rebate FTTx: Fiber-to-the-x (last mile fiber optic network connections)   T&D: Transmission and Distribution HSD: High-single digit TTM: Trailing twelve months LDD: Low-double digit UBS: Utility & Broadband Solutions (strategic business unit) LSD: Low-single digit WD: Workday MRO: Maintenance, repair and operating WDCS: Wesco Data Center Solutions MSD: Mid-single digit YOY: Year-over-year

19 Workdays Q1 Q2 Q3 Q4 FY 2021 62 64 64 62 252 2022 63 64 64 62 253 2023 63 64 63 62 252 2024 63 64 64 63 254 2025 62 64 64 63 253

20 Non–GAAP Measure Definitions Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, foreign exchange rates, and number of workdays from the reported percentage change in consolidated net sales. Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non- operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales. Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. Financial leverage is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before foreign exchange and other non-operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs.

21 Organic Sales Growth by Segment $ millions Organic Sales Growth by Segment - Three Months Ended: Three Months Ended Growth/(Decline) September 30, 2024 September 30, 2023 Reported Divestiture Foreign Exchange Workday Organic Sales EES $ 2,151.2 $ 2,190.7 (1.8) % — % (0.5) % 1.6% (2.9) % CSS 1,955.1 1,778.0 10.0% — % (0.1) % 1.6% 8.5 % UBS 1,383.1 1,675.7 (17.5) % (11.7) % (0.2) % 1.6% (7.2) % Total net sales $ 5,489.4 $ 5,644.4 (2.7) % (3.5) % (0.2) % 1.6% (0.6) % Organic Sales Growth by Segment - Sequential: Three Months Ended Growth/(Decline) September 30, 2024 June 30, 2024 Reported Divestiture Foreign Exchange Workday Organic Sales EES $ 2,151.2 $ 2,172.9 (1.0) % — % 0.1% — % (1.1) % CSS 1,955.1 1,865.9 4.8% — % 0.1% — % 4.7 % UBS 1,383.1 1,440.9 (4.0) % — % — % — % (4.0) % Total net sales $ 5,489.4 $ 5,479.7 0.2% — % 0.1% — % 0.1%

22 Gross Profit and Free Cash Flow – Quarter $ millions Three Months Ended Gross Profit: September 30, 2024 September 30, 2023 Net sales $ 5,489.4 $ 5,644.4 Cost of goods sold (excluding depreciation and amortization) 4,276.7 4,422.4 Gross profit $ 1,212.7 $ 1,222.0 Gross margin 22.1% 21.6 % Three Months Ended Free Cash Flow: September 30, 2024 September 30, 2023 Cash flow provided by operations $ 302.1 $ 361.7 Less: Capital expenditures (29.2) (19.3) Add: Other adjustments 6.6 14.7 Free cash flow $ 279.5 $ 357.1 Percentage of adjusted net income 144.9% 143.2%

23 Free Cash Flow – Trailing Twelve Months $ millions Free Cash Flow: Twelve Months Ended Q4 2023 Q1 2024 Q2 2024 Q3 2024 September 30, 2024 Cash flow provided by (used in) operations 69.3 746.3 (223.8) 302.1 893.9 Less: Capital expenditures (28.7) (20.4) (20.8) (29.2) (99.1) Add: Other adjustments 18.6 5.5 10.5 6.6 41.2 Free cash flow 59.2 731.4 (234.1) 279.5 836.0 Adjusted net income 152.9 133.9 178.6 192.4 657.8 Percentage of adjusted net income 39% 546% (131)% 145% 127%

Adjusted EBITDA – 3Q 2024

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended September 30, 2024				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 168.4	$ 150.4	$ 168.5	$ (297.4)	$ 189.9
Net (loss) income attributable to noncontrolling interests	(1.0)	0.9	—	0.5	0.4
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	69.3	69.3
Interest expense, net[1]	—	—	—	86.5	86.5
Depreciation and amortization	12.2	17.6	6.9	9.3	46.0
EBITDA	$ 179.6	$ 168.9	$ 175.4	$ (117.4)	$ 406.5
Other expense (income), net[2]	5.6	4.7	(19.7)	(15.5)	(24.9)
Stock-based compensation expense	1.1	1.6	0.8	3.3	6.8
Digital transformation costs[3]	—	—	—	5.4	5.4
Cloud computing arrangement amortization[4]	—	—	—	3.8	3.8
Restructuring costs[5]	—	—	—	0.5	0.5
Adjusted EBITDA	$ 186.3	$ 175.2	$ 156.5	$ (119.9)	$ 398.1
Adjusted EBITDA margin %	8.7 %	9.0 %	11.3 %		7.3 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Other income for the UBS segment includes the gain on the divestiture of the WIS business.

(3) Digital transformation costs include costs associated with certain digital transformation initiatives.

(4) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(5) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

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Adjusted EBITDA – 3Q 2023

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended September 30, 2023 EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 177.9	$ 146.0	$ 188.7	$ (293.6)	$ 219.0
Net income (loss) attributable to noncontrolling interests	—	0.7	—	(0.1)	0.6
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes(1)	—	—	—	44.3	44.3
Interest expense, net(1)	—	—	—	98.5	98.5
Depreciation and amortization	10.9	18.0	6.3	9.9	45.1
EBITDA	$ 188.8	$ 164.7	$ 195.0	$ (126.6)	$ 421.9
Other expense (income), net	1.7	9.7	0.6	(8.3)	3.7
Stock-based compensation expense	1.0	1.1	0.8	7.9	10.8
Digital transformation costs(2)	—	—	—	12.9	12.9
Restructuring costs(3)	—	—	—	5.6	5.6
Merger-related and integration costs(4)	—	—	—	2.1	2.1
Adjusted EBITDA	$ 191.5	$ 175.5	$ 196.4	$ (106.4)	$ 457.0
Adjusted EBITDA margin %	8.7 %	9.9 %	11.7 %		8.1 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Digital transformation costs include costs associated with certain digital transformation initiatives.

(3) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

(4) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies.

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Adjusted EBITDA – 2Q 2024

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended June 30, 2024				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 179.3	$ 114.3	$ 268.5	$ (344.4)	$ 217.7
Net income (loss) attributable to noncontrolling interests	0.1	0.7	—	(0.1)	0.7
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	87.8	87.8
Interest expense, net[1]	—	—	—	98.8	98.8
Depreciation and amortization	11.4	18.2	7.4	9.1	46.1
EBITDA	$ 190.8	$ 133.2	$ 275.9	$ (134.4)	$ 465.5
Other expense (income), net[2]	3.0	16.0	(103.2)	(11.7)	(95.9)
Stock-based compensation expense	1.1	1.6	0.8	(0.8)	2.7
Loss on abandonment of assets[3]	—	—	—	17.8	17.8
Digital transformation costs[4]	—	—	—	6.1	6.1
Cloud computing arrangement amortization[5]	—	—	—	3.0	3.0
Restructuring costs[6]	—	—	—	0.9	0.9
Adjusted EBITDA	$ 194.9	$ 150.8	$ 173.5	$ (119.1)	$ 400.1
Adjusted EBITDA margin %	9.0 %	8.1 %	12.0 %		7.3 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Other income for the UBS segment includes the gain on the divestiture of the WIS business.

(3) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company's operations.

(4) Digital transformation costs include costs associated with certain digital transformation initiatives.

(5) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(6) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

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Adjusted EPS

$ millions	Three Months Ended	
	September 30, 2024	September 30, 2023
Adjusted SG&A Expenses:		
Selling, general and administrative expenses	$ 831.1	$ 796.4
Loss on abandonment of assets[(1)]	—	—
Digital transformation costs[(2)]	(5.4)	(12.9)
Restructuring costs[(3)]	(0.5)	(5.6)
Excise taxes on excess pension plan assets[(4)]	—	—
Merger-related and integration costs[(5)]	—	(2.1)
Adjusted selling, general and administrative expenses	$ 825.2	$ 775.8
Percentage of net sales	15.0 %	13.7 %
Adjusted Income from Operations:		
Income from operations	$ 335.6	$ 380.5
Loss on abandonment of assets[(1)]	—	—
Digital transformation costs[(2)]	5.4	12.9
Restructuring costs[(3)]	0.5	5.6
Excise taxes on excess pension plan assets[(4)]	—	—
Merger-related and integration costs[(5)]	—	2.1
Accelerated trademark amortization[(6)]	—	0.4
Adjusted income from operations	$ 341.5	$ 401.5
Adjusted income from operations margin %	6.2 %	7.1 %
Adjusted Other (Income) Expense, net:		
Other (income) expense, net	$ (24.9)	$ 3.7
Gain on divestiture	19.3	—
Loss on termination of business arrangement[(7)]	—	—
Pension settlement cost[(8)]	2.2	—
Adjusted other (income) expense, net	$ (3.4)	$ 3.7
Adjusted Provision for Income Taxes:		
Provision for income taxes	$ 69.3	$ 44.3
Income tax effect of adjustments to income from operations and other (income) expense, net[(9)]	(3.8)	5.6
Adjusted provision for income taxes	$ 65.5	$ 49.9

(1) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company's operations.

(2) Digital transformation costs include costs associated with certain digital transformation initiatives.

(3) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

(4) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

(5) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies.

(6) Accelerated trademark amortization represents additional amortization expense resulting from changes in the estimated useful lives of certain legacy trademarks that have migrated to our master brand architecture.

(7) Loss on termination of business arrangement represents the loss recognized as a result of management's decision to terminate a business arrangement with a third party.

(8) Pension settlement cost represents expense related to the final settlement of the Company's U.S. pension plan. Reduction to pension settlement cost during the three months ended September 30, 2024 represents income of $2.2 million as a result of the finalization of the liabilities transferred as part of the settlement of the Company's U.S. pension plan.

(9) The adjustments to income from operations and other (income) expense, net have been tax effected at rates of approximately 24% and 27% for the three months ended September 30, 2024 and 2023, respectively, and at a rate of approximately 27% for the nine months ended September 30, 2024 and 2023.

wesco

27

Adjusted Earnings Per Diluted Share 28 $ millions Three Months Ended Adjusted Earnings per Diluted Share: September 30, 2024 September 30, 2023 Adjusted income from operations $ 341.5 $ 401.5 Interest expense, net 86.5 98.5 Adjusted other (income) expense, net (3.4) 3.7 Adjusted income before income taxes 258.4 299.3 Adjusted provision for income taxes 65.5 49.9 Adjusted net income 192.9 249.4 Net income attributable to noncontrolling interests 0.4 0.6 Adjusted net income attributable to WESCO International, Inc. 192.5 248.8 Preferred stock dividends 14.4 14.4 Adjusted net income attributable to common stockholders $ 178.1 $ 234.4 Diluted shares 49.8 52.2 Adjusted earnings per diluted share $ 3.58 $ 4.49 Note: For the three and nine months ended September 30, 2024, SG&A expenses, income from operations, other non-operating (income) expense, the provision for income taxes and earnings per diluted share have been adjusted to exclude the loss on abandonment of assets, digital transformation costs, restructuring costs, excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan, the gain recognized on the divestiture of the WIS business, the loss on termination of business arrangement, pension settlement cost, and the related income tax effects. For the three and nine months ended September 30, 2023, SG&A expenses, income from operations, the provision for income taxes and earnings per diluted share have been adjusted to exclude digital transformation costs, merger-related and integration costs, restructuring costs, accelerated trademark amortization expense, and the related income tax effects. These non-GAAP financial measures provide a better understanding of our financial results on a comparable basis.

Capital Structure and Leverage 29 $ millions Twelve Months Ended Financial Leverage: September 30, 2024 December 31, 2023 Net income attributable to common stockholders $ 636.8 $ 708.1 Net income attributable to noncontrolling interests 1.9 0.6 Preferred stock dividends 57.4 57.4 Provision for income taxes 253.7 225.9 Interest expense, net 376.9 389.3 Depreciation and amortization 182.4 181.3 EBITDA $ 1,509.1 $ 1,562.6 Other (income) expense, net (88.8) 25.1 Stock-based compensation expense 33.0 45.5 Merger-related and integration costs(1) 2.4 19.3 Restructuring costs(2) 10.8 16.7 Digital transformation costs(3) 25.1 36.1 Excise taxes on excess pension plan assets(4) 4.8 — Loss on abandonment of assets(5) 17.8 — Cloud computing arrangement amortization(6) 9.7 — Adjusted EBITDA $ 1,523.9 $ 1,705.3 As of September 30, 2024 December 31, 2023 Short-term debt and current portion of long-term debt, net $ 14.9 $ 8.6 Long-term debt, net 5,007.8 5,313.1 Debt discount and debt issuance costs(7) 50.6 43.0 Fair value adjustments to Anixter Senior Notes due 2023 and 2025(7) (0.1) (0.1) Total debt 5,073.2 5,364.6 Less: Cash and cash equivalents 706.8 524.1 Total debt, net of cash $ 4,366.4 $ 4,840.5 Financial leverage ratio 2.9 2.8 (1) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Digital transformation costs include costs associated with certain digital transformation initiatives, which have historically been included in merger-related and integration costs in prior years. (4) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan. (5) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations. (6) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives. (7) Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value.